                                                                    EXHIBIT 99.1

                          CONSENT OF PROPOSED DIRECTOR

         I, Francis X. Maguire, hereby consent to the use of my name in the Form S-1 Registration Statement (the "Registration Statement") of General Roofing Services, Inc., a Florida corporation (the "Company"), as an individual who has been appointed and will serve as a director of the Company prior to the consummation of the initial public offering referenced in the Registration Statement.

May 26, 1998


                                        /s/ Francis X. Maguire
                                        -----------------------
                                            Francis X. Maguire